UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Arbutus Biopharma Corporation

(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

ATM Prospectus Supplement

On October 8, 2021, Arbutus Biopharma Corporation (the “Company”) is filing a prospectus supplement (the “October 2021 Prospectus Supplement”) under a shelf registration statement on Form S-3 (File No. 333-248467) that was declared effective by the Securities and Exchange Commission (the “SEC”) on October 22, 2020 (the “Registration Statement”) in connection with the offer and sale of up to $75.0 million of the Company’s common shares, without par value (the “Common Shares”), from time to time pursuant to the previously disclosed Open Market Sale AgreementSM, dated December 20, 2018, with Jefferies LLC, as sales agent (“Jefferies”), as amended by Amendment No. 1, dated December 20, 2019, Amendment No. 2, dated August 7, 2020 and Amendment No. 3, dated March 4, 2021 (as amended, the “Sale Agreement”).

The Company previously filed a prospectus supplement with the SEC (the “March 2021 Prospectus Supplement” and, together with the October 2021 Prospectus Supplement, the “Prospectus Supplements”) in connection with the offering of up to $75.0 million of its Common Shares pursuant to the Sale Agreement under the Registration Statement. As of the date hereof, the Company has sold an aggregate of $40.7 million of Common Shares under the March 2021 Prospectus Supplement. Immediately following the filing of the October 2021 Prospectus Supplement, the Company will have an aggregate of $109.3 million of remaining capacity under the Prospectus Supplements.

The Common Shares are registered pursuant to the Registration Statement, and offerings for the Common Shares will be made only by means of the Prospectus Supplements, as applicable. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Shares nor shall there be any sale of the Common Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Farris LLP relating to the legality of the issuance and sale of the Common Shares pursuant to the October 2021 Prospectus Supplement is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Updated Corporate Presentation

On October 8, 2021, the Company posted an updated corporate presentation on its website at www.arbutusbio.com. A copy of the presentation is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Updated Cash Runway

During the three months ended September 30, 2021, the Company sold an aggregate of 11,869,217 Common Shares, resulting in net proceeds of approximately $44.9 million, under the prospectus supplement filed with the SEC on August 7, 2020 and the March 2021 Prospectus Supplement. The Company believes that its existing cash resources will be sufficient to fund its operations into the second quarter of 2023.

Forward-Looking Statements and Information

This current report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this current report on Form 8-K include statements about the Company’s belief that its existing cash resources will be sufficient to fund its operations into the second quarter of 2023. There are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs. A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K, Arbutus' Quarterly Reports on Form 10-Q and Arbutus' continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Farris LLP.
23.1	Consent of Farris LLP (included in Exhibit 5.1).
99.1	Corporate Presentation dated October 2021.
104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: October 8, 2021	By:	/s/ David C. Hastings
	Name:	David C. Hastings
	Title:	Chief Financial Officer